Exhibit 99.1

Leslie’s, Inc. Announces First Quarter Fiscal 2023 Financial Results

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Record first quarter sales of $195.1 million, an increase of 5.6% compared to the first quarter of Fiscal 2022, driven by an increase in non-comparable sales of $17.7 million from acquisitions and new store growth
•
Comparable sales in the first quarter declined 4.0% compared to the first quarter of Fiscal 2022, driven by adverse weather
•
Diluted earnings per share was $(0.16) in the first quarter; Adjusted diluted earnings per share was $(0.14) in the first quarter
•
Reaffirms Fiscal 2023 outlook

PHOENIX, February 2, 2023 – Leslie's, Inc. (“Leslie's”, “we”, “our” or “its”; NASDAQ: LESL), the largest and most trusted direct-to-consumer brand in the U.S. pool and spa care industry, today announced its financial results for the first quarter of Fiscal 2023.

Mike Egeck, Chief Executive Officer, commented, “We delivered first quarter results that were in line with our expectations despite significant weather headwinds. Our topline growth and continued market share gains are a testament to the durable competitive advantages derived from our integrated system of physical and digital assets as well as our team’s strong execution against our diversified growth initiatives. As we look ahead to the remainder of the year and the upcoming 2023 pool season, we believe we are well positioned to deliver on our financial and operational objectives.”

Three Months Ended December 31, 2022 Highlights

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Sales increased $10.3 million, or 5.6%, to $195.1 million compared to $184.8 million in the prior year period and non-comparable sales related to our acquisitions and new store growth increased $17.7 million. Comparable sales decreased 4.0% compared to the prior year period.
•
Gross profit decreased $2.0 million, or 3.0%, to $65.3 million compared to $67.3 million in the prior year period and gross margin was 33.5% compared to 36.4% in the prior year period. The decrease in gross margin was primarily attributed to business mix, and occupancy deleverage.
•
Selling, general and administrative expenses (“SG&A”) increased $12.5 million to $92.3 million compared to $79.8 million in the prior year period, primarily driven by inflationary costs associated with payroll and digital marketing expenses, and non-comparable SG&A related to our acquisitions.
•
Operating loss was $(27.0) million compared to $(12.5) million in the prior year period.
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Net loss was $(30.3) million compared to $(14.5) million in the prior year period.
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Adjusted net loss was $(25.3) million compared to $(10.9) million in the prior year period.
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Diluted earnings per share was $(0.16) compared to $(0.08) in the prior year period. Adjusted diluted earnings per share was $(0.14) compared to $(0.06) in the prior year period.
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Adjusted EBITDA was $(11.9) million compared to $1.1 million in the prior year period.

Balance Sheet and Cash Flow Highlights

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Cash and cash equivalents totaled $2.7 million as of December 31, 2022 compared to $53.3 million as of January 1, 2022, a decrease of $50.6 million which was primarily due to inventory investments and business acquisitions.
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Inventories totaled $429.5 million as of December 31, 2022 compared to $244.6 million as of January 1, 2022, an increase of $184.9 million primarily related to non-discretionary categories including equipment and chemicals, which reflected continued investment to meet consumer demand and to mitigate the impact of ongoing supply chain disruptions.
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Funded debt totaled $886.8 million as of December 31, 2022 compared to $803.9 million as of January 1, 2022. The total as of December 31, 2022 included $91.0 million borrowed on our revolving credit facility.
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The applicable rate on our term loan during the first quarter was LIBOR + 250 bps and our effective interest rate was 6.1% compared to an effective interest rate of 3.0% during the first quarter of Fiscal 2022.
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Net cash used in operating activities totaled $184.4 million in the first quarter of Fiscal 2023 compared to $125.6 million in the first quarter of Fiscal 2022.
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Capital expenditures totaled $5.7 million in the first quarter of Fiscal 2023 compared to $5.4 million in the first quarter of Fiscal 2022.
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Net cash used for business acquisitions totaled $8.5 million during the first quarter of 2023 compared to $5.1 million in the first quarter of Fiscal 2022.
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As of December 31, 2022, approximately $147.7 million remained available for future repurchases under the Company’s existing share repurchase program.

Fiscal 2023 Outlook

The Company reaffirmed its outlook for the full year of Fiscal 2023:

Sales	$1,560 to $1,640 million
Gross profit	$667 to $708 million
Net income	$131 to $146 million
Adjusted net income	$145 to $160 million
Adjusted EBITDA	$280 to $310 million
Adjusted diluted earnings per share	$0.78 to $0.86
Diluted weighted average shares outstanding	185 to 187 million

Conference Call Details

A conference call to discuss its financial results for the first quarter of Fiscal 2023 is scheduled for today, Thursday, February 2, 2023 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-407-0784 (international callers please dial 1-201-689-8560) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://ir.lesliespool.com/

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed, along with the associated slides, online at https://ir.lesliespool.com/ for 90 days.

About Leslie's

Founded in 1963, Leslie’s is the largest and most trusted direct-to-consumer brand in the U.S. pool and spa care industry. The Company serves the aftermarket needs of residential and professional consumers with an extensive and largely exclusive assortment of essential pool and spa care products. The Company operates an integrated ecosystem of over 975 physical locations and a robust digital platform, enabling consumers to engage with Leslie’s whenever, wherever, and however they prefer to shop. Its dedicated team of associates, pool and spa care experts, and experienced service technicians are passionate about empowering Leslie’s consumers with the knowledge, products, and solutions necessary to confidently maintain and enjoy their pools and spas.

Use of Non-GAAP Financial Measures and Other Operating Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), we use certain non-GAAP financial measures and other operating measures, including comparable sales growth and Adjusted EBITDA, Adjusted net income (loss), and Adjusted earnings per share, to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. These non-GAAP financial measures and other operating measures should not be considered in isolation or as substitutes for our results as reported under GAAP. In addition, these non-GAAP financial measures and other operating measures are not calculated in the same manner by all companies, and accordingly, are not necessarily comparable to similarly titled measures of other companies and may not be appropriate measures for performance relative to other companies.

Comparable Sales Growth

We measure comparable sales growth as the increase or decrease in sales recorded by the comparable base in any reporting period, compared to sales recorded by the comparable base in the prior reporting period. The comparable base includes sales through our locations and through our e-commerce websites and third-party marketplaces. Comparable sales growth is a key measure used by management and our board of directors to assess our financial performance.

Adjusted EBITDA

Adjusted EBITDA is defined as earnings before interest (including amortization of debt issuance costs), taxes, depreciation and amortization, management fees, equity-based compensation expense, loss on debt extinguishment, costs related to equity offerings, strategic project costs, executive transition costs, severance, losses (gains) on disposition of fixed assets, merger and acquisition costs, and other non-recurring, non-cash or discrete items. Adjusted EBITDA is a key measure used by management and our board of directors to assess our financial performance. Adjusted EBITDA is also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures. We use Adjusted EBITDA to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other companies using similar measures.

Adjusted EBITDA is not a recognized measure of financial performance under GAAP but is used by some investors to determine a company’s ability to service or incur indebtedness. Adjusted EBITDA is not calculated in the same manner by all companies, and accordingly, is not necessarily comparable to similarly titled measures of other companies and may not be an appropriate measure for performance relative to other companies. Adjusted EBITDA should not be construed as an indicator of a company’s operating performance in isolation from, or as a substitute for, net income (loss), cash flows from operations or cash flow data, all of which are prepared in accordance with GAAP. We have presented Adjusted EBITDA solely as supplemental disclosure because we believe it allows for a more complete analysis of results of operations. Adjusted EBITDA is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP. In the future, we may incur expenses or charges such as those added back to calculate Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these items.

Adjusted Net Income (Loss) and Adjusted Earnings per Share

Adjusted net income (loss) and Adjusted earnings per share are additional key measures used by management and our board of directors to assess our financial performance. Adjusted net income (loss) and Adjusted earnings per share are also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures.

Adjusted net income (loss) is defined as net income (loss) adjusted to exclude management fees, equity-based compensation expense, loss on debt extinguishment, costs related to equity offerings, strategic project costs, executive transition costs, severance, losses (gains) on disposition of fixed assets, merger and acquisition costs, and other non-recurring, non-cash or discrete items. Adjusted diluted earnings per share is defined as Adjusted net income (loss) divided by the diluted weighted average number of common shares outstanding.

Forward Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statements regarding our future results of operations or financial condition, business strategy, and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Our actual results or outcomes could differ materially from those indicated in these forward-looking statements for a variety of reasons, including, among others:

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our ability to execute on our growth strategies;
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supply disruptions;
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our ability to maintain favorable relationships with suppliers and manufacturers;
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competition from mass merchants and specialty retailers;
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impacts on our business from the sensitivity of our business to weather conditions, changes in the economy (including rising interest rates, recession fears, and inflationary pressures), geopolitical events or conflicts, and the housing market;
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disruptions in the operations of our distribution centers;
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our ability to implement technology initiatives that deliver the anticipated benefits, without disrupting our operations;
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our ability to attract and retain senior management and other qualified personnel;
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regulatory changes and development affecting our current and future products;
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our ability to obtain additional capital to finance operations;
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commodity price inflation and deflation;
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impacts on our business from epidemics, pandemics or natural disasters;
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impacts on our business from cyber incidents and other security threats or disruptions; and

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other risks and uncertainties, including those listed in the section titled “Risk Factors” in our filings with the United States Securities and Exchange Commission (“SEC”).

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described above and our filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results or outcomes could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release, and while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release are based on events or circumstances as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

Contact

Investors

Farah Soi/Caitlin Churchill

ICR

investorrelations@lesl.com

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	December 31, 2022	January 1, 2022
Sales	$195,104	$184,824
Cost of merchandise and services sold	129,808	117,508
Gross profit	65,296	67,316
Selling, general and administrative expenses	92,281	79,785
Operating loss	(26,985)	(12,469)
Other expense:
Interest expense	13,360	6,863
Other expenses, net	—	389
Total other expense	13,360	7,252
Loss before taxes	(40,345)	(19,721)
Income tax benefit	(10,086)	(5,270)
Net loss	$(30,259)	$(14,451)
Earnings per share:
Basic	$(0.16)	$(0.08)
Diluted	$(0.16)	$(0.08)
Weighted average shares outstanding:
Basic	183,513	188,507
Diluted	183,513	188,507

Other Financial Data (1)

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	December 31, 2022	January 1, 2022
Adjusted EBITDA	$(11,915)	$1,096
Adjusted net loss	$(25,333)	$(10,916)
Adjusted diluted earnings per share	$(0.14)	$(0.06)
(1)
See section titled “GAAP to Non-GAAP Reconciliation.”

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

	December 31, 2022	October 1, 2022	January 1, 2022
Assets	(Unaudited)	(Audited)	(Unaudited)
Current assets
Cash and cash equivalents	$2,691	$112,293	$53,341
Accounts and other receivables, net	46,375	45,295	39,353
Inventories	429,517	361,686	244,632
Prepaid expenses and other current assets	29,921	23,104	38,173
Total current assets	508,504	542,378	375,499
Property and equipment, net	75,049	78,087	65,883
Operating lease right-of-use assets	233,852	236,477	207,291
Goodwill and other intangibles, net	218,119	213,701	132,428
Deferred tax assets	—	1,268	2,327
Other assets	41,258	37,720	27,837
Total assets	$1,076,782	$1,109,631	$811,265
Liabilities and stockholders’ deficit
Current liabilities
Accounts payable and accrued expenses	$182,763	$266,972	$188,824
Operating lease liabilities	63,251	60,373	56,873
Income taxes payable	480	12,511	411
Current portion of long-term debt	8,100	8,100	8,100
Total current liabilities	254,594	347,956	254,208
Deferred tax liabilities	676	—	—
Operating lease liabilities, noncurrent	174,954	179,835	153,834
Revolving Credit Facility	91,000	—	—
Long-term debt, net	778,133	779,726	784,527
Other long-term liabilities	3,060	65	—
Total liabilities	1,302,417	1,307,582	1,192,569
Commitments and contingencies
Stockholders’ deficit
Common stock, $0.001 par value, 1,000,000,000 shares authorized and 183,564,172, 183,480,545, and 182,496,645 issued and outstanding as of December 31, 2022, October 1, 2022, and January 1, 2022, respectively.	184	183	182
Additional paid in capital	92,508	89,934	80,062
Retained deficit	(318,327)	(288,068)	(461,548)
Total stockholders’ deficit	(225,635)	(197,951)	(381,304)
Total liabilities and stockholders’ deficit	$1,076,782	$1,109,631	$811,265

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months Ended
	December 31, 2022	January 1, 2022
Operating Activities
Net loss	$(30,259)	$(14,451)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,503	9,241
Equity-based compensation	2,993	2,751
Amortization of deferred financing costs and debt discounts	502	496
Provision for doubtful accounts	10	249
Deferred income taxes	1,944	1,407
Loss on disposition of assets	6	17
Changes in operating assets and liabilities:
Accounts and other receivables	(1,090)	(742)
Inventories	(64,770)	(43,723)
Prepaid expenses and other current assets	(6,429)	(17,593)
Other assets	(3,601)	(2,741)
Accounts payable and accrued expenses	(80,809)	(48,528)
Income taxes payable	(12,031)	(6,534)
Operating lease assets and liabilities, net	622	(5,408)
Net cash used in operating activities	(184,409)	(125,559)
Investing Activities
Purchases of property and equipment	(5,697)	(5,402)
Business acquisitions, net of cash acquired	(8,540)	(5,146)
Proceeds from disposition of fixed assets	488	21
Net cash used in investing activities	(13,749)	(10,527)
Financing Activities
Borrowings on Revolving Credit Facility	91,000	—
Repayment of long-term debt	(2,025)	(2,025)
Proceeds from options exercised	—	100
Repurchase and retirement of common stock	—	(152,146)
Payments of employee tax withholdings related to restricted stock vesting	(419)	—
Net cash provided by (used in) financing activities	88,556	(154,071)
Net decrease in cash and cash equivalents	(109,602)	(290,157)
Cash and cash equivalents, beginning of period	112,293	343,498
Cash and cash equivalents, end of period	$2,691	$53,341
Supplemental Information:
Interest	$12,593	$6,725
Income taxes, net of refunds received	1	(50)

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share amounts)

(unaudited)

	Three Months Ended
	December 31, 2022	January 1, 2022
Net loss	$(30,259)	$(14,451)
Interest expense	13,360	6,863
Income tax benefit	(10,086)	(5,270)
Depreciation and amortization expense(1)	8,503	9,241
Equity-based compensation expense(2)	3,044	2,794
Costs related to equity offerings(3)	—	389
Strategic project costs(4)	720	1,513
Executive transition costs and other(5)	2,803	17
Adjusted EBITDA	$(11,915)	$1,096

	Three Months Ended
	December 31, 2022	January 1, 2022
Net loss	$(30,259)	$(14,451)
Equity-based compensation expense(2)	3,044	2,794
Costs related to equity offerings(3)	—	389
Strategic project costs(4)	720	1,513
Executive transition costs and other(5)	2,803	17
Tax effects of these adjustments(6)	(1,641)	(1,178)
Adjusted net loss	$(25,333)	$(10,916)

Diluted earnings per share	$(0.16)	$(0.08)
Adjusted diluted earnings per share	$(0.14)	$(0.06)
Weighted average shares outstanding
Basic	183,513	188,507
Diluted	183,513	188,507
(1)
Includes depreciation related to our distribution centers and locations, which is reported in cost of merchandise and services sold in our condensed consolidated statements of operations.
(2)
Represents charges related to equity-based compensation and the related Company payroll tax expense, which are reported in SG&A in our condensed consolidated statements of operations.
(3)
Includes costs incurred for follow on equity offerings, which are reported in other (income) expenses, net in our condensed consolidated statements of operations.
(4)
Represents non-recurring costs, such as third-party consulting costs, which are not part of our ongoing operations and are incurred to execute differentiated, strategic projects, and are reported in SG&A in our condensed consolidated statements of operations.
(5)
Includes executive transition costs, severance associated with corporate restructuring, losses (gains) on disposition of fixed assets, merger and acquisition costs, and other non-recurring, non-cash or discrete items as determined by management. Amounts are reported in SG&A in our condensed consolidated statements of operations.
(6)
Represents the tax effect of the total adjustments based on our actual statutory tax rate. Amounts are reported in income tax benefit in our condensed consolidated statements of operations.

Note: A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to our results computed in accordance with GAAP.